Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2020 SECOND QUARTER RESULTS

Second Quarter Highlights:
•Net sales from continuing operations of $177.9 million, up 1.8% over prior year period
•Organic sales from continuing operations* of $159.8 million, down 8.5% over prior year period
•Net loss from continuing operations of $0.1 million
•Adjusted EBITDA from continuing operations* up 40.5% to $23.9 million, or 13.4% of sales
•Diluted earnings per share from continuing operations of $0.00, or $0.36 adjusted*

BLOOMFIELD, Conn. (August 10, 2020) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended July 3, 2020.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	July 3, 2020	June 28, 2019	Change

Net sales from continuing operations	$177,890	$174,712	$3,178

Operating income from continuing operations:
Operating (loss) income from continuing operations	$(2,770)	$10,575	$(13,345)
% of sales	(1.6)%	6.1%	(7.7)%
Adjustments	$16,382	$206	$16,176
Adjusted operating income from continuing operations*	$13,612	$10,781	$2,831
% of sales	7.7%	6.2%	1.5%

Adjusted EBITDA from continuing operations*:
(Loss) earnings from continuing operations	$(100)	$6,389	$(6,489)
Adjustments	24,017	10,635	13,382
Adjusted EBITDA from continuing operations*	$23,917	$17,024	$6,893
% of sales	13.4%	9.7%	3.7%

Earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$0.00	$0.23	$(0.23)
Adjustments	0.36	(0.07)	0.43
Adjusted diluted earnings per share from continuing operations*	$0.36	$0.16	$0.20

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “ Our second quarter results reflect the resiliency of our business and the tremendous execution of our team given the challenges presented during the period. We recorded GAAP diluted earnings per share of $0.00 in the quarter; however, when adjusted for the acquisition purchase accounting, restructuring and severance costs, and net costs associated with our transition services agreement we earned diluted earnings per share of $0.36, a 125% increase over the adjusted diluted earnings per share* of $0.16 earned in the second quarter of 2019. This was driven in large part by cost control efforts, strong gross margin performance in excess of 30%, and the pension benefit recorded during the period.

While sales for the quarter were impacted by the economic slowdown caused by COVID-19 across a number of our end markets, we continued to see strength in our defense markets which account for approximately 50% of our sales. We continue to see strong demand for our Joint Programmable Fuze program. During the quarter, we delivered more than 12,000 JPF's, bringing total year-to-date deliveries to more than 22,000 fuzes. We expect to deliver 45,000 to 50,000 fuzes during the year and currently have line of sight to more than $100 million in new U.S. Government and direct commercial sales orders.

We have re-designated our “Commercial Aerospace” sales as "Commercial, Business & General Aviation”. This decision was made after careful consideration of the broad range of products we offer, the number of customers we serve, and the underlying trends impacting each of these markets. We saw a sales decline from the first quarter in our commercial, business and general aviation products of 24%, led in large part by a 36% decline for our commercial aviation markets, in line with our prior expectations, while general and business aviation was down significantly less at only 15%. The diversity of our product offerings and the broad range of platforms we support will benefit this portion of our business as we look to the second half of 2020. Sales for our medical products declined 30% from the first quarter, further than we had anticipated, and may remain challenged through the balance of the year. The resurgence of COVID-19 in parts of the U.S. has led to the continued deferral of elective procedures and pushed out the expected recovery in sales for these products. Finally, our industrial markets held up fairly well in the quarter and as we look ahead we see opportunities for improved performance in the back half of the year.

During the second quarter, we continued to experience operational inefficiency as we maintained our processes and procedures to ensure the safety of our employees and continuous production in our facilities. Despite the near term costs associated with these actions, I am happy to report that our employees have embraced these new steps and we are supporting each other as we adjust to the current environment. Our team continues to execute in this challenging environment, with a focus on the safety of our employees, the continued support of customers, and the security of our supply chain. Our portfolio of highly engineered solutions and the mix of our end markets provides balance in the face of the near term challenges, while positioning us for long-term growth."

Chief Financial Officer, Robert D. Starr, commented, "We enter the second half of 2020 with a very strong balance sheet, cash on hand of $236 million, significant capacity under our revolving credit facility, and no debt maturities until 2024. We reduced our cash usage in the quarter to $28 million and remain confident in our ability to generate positive cash flow for the full year. We enter the third quarter with ample liquidity and, when coupled with the strength of our business, we decided to repay $100 million of the $200 million we had outstanding on our revolving credit agreement in August.

We remain focused on mitigating the risk of COVID-19 and have incurred approximately $1.0 million in expenses during the second quarter supporting these efforts. In the first quarter we moved quickly to adjust our cost structure and during the second quarter we recorded approximately $2.7 million in additional restructuring and severance expense. These actions year-to-date are expected to generate $11.0 million in savings in 2020, or approximately $21.0 million annualized.

Additionally, we continued to execute on our G&A reduction efforts and through the end of the second quarter have taken actions that will lead to more than $10.0 million of annualized savings. We incurred $1.8 million of additional restructuring and severance expense associated with these actions and remain confident that we will achieve annualized savings exiting 2020 of approximately $20.0 million.

In total, including the benefit from reduced discretionary spending, the cost reduction efforts we have taken to-date will result in $22.0 million of savings in 2020, and represents an annualized run rate of approximately $50.0 million."

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, August 11, 2020, at 8:30 AM ET. The call will be accessible by telephone within the U.S. at (844) 473-0975 and from outside the U.S. at (562) 350-0826 (using the Conference I.D.: 8209118) or via the Internet at www.kaman.com. Please go to the website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 8209118. In addition, a supplemental presentation relating to the second quarter 2020 results will be posted to the Company’s website prior to the earnings call at http://www.kaman.com/investors/presentations.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.

More information is available at www.kaman.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and six-month fiscal periods ended July 3, 2020 and June 28, 2019, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 2. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Net sales	$177,890	$174,712	$385,212	$341,146
Acquisition Sales	18,056	—	41,417	—
Organic Sales	$159,834	$174,712	$343,795	$341,146
$ Change	(14,878)	(3,894)	2,649	(16,855)
% Change	(8.5)%	(2.2)%	0.8%	(4.7)%

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends and to assess our performance relative to our competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 10, 2020.

Table 3. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$177,890	$174,712	$385,212	$341,146
GAAP - Operating (loss) income from continuing operations	$(2,770)	$10,575	$(7,192)	$22,944
% of GAAP net sales	(1.6)%	6.1%	(1.9)%	6.7%

Adjustments
Restructuring and severance costs	$4,484	$206	$6,279	$472
Costs associated with corporate development activities	679	—	2,466	—
Bal Seal acquisition costs	(36)	—	8,447	—
Cost of acquired Bal Seal retention plans	5,704	—	11,407	—
Inventory step-up associated with Bal Seal acquisition	1,178	—	2,355	—
Costs from transition services agreement	4,373	—	8,513	—
Reversal of employee tax-related matters in foreign operations	—	—	(1,211)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
Gain on sale of U.K. Tooling business	—	—	(493)	—
Total adjustments	$16,382	$206	$37,499	$472

Adjusted Operating Income	$13,612	$10,781	$30,307	$23,416
% of GAAP net sales	7.7%	6.2%	7.9%	6.9%

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month or six-month fiscal periods ended July 3, 2020 and June 28, 2019. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 4. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$177,890	$174,712	$385,212	$341,146

(Loss) earnings from continuing operations, net of tax	(100)	6,389	(507)	12,211

Interest expense, net	5,808	5,236	9,055	10,537
Income tax (benefit) expense	(1,258)	(487)	(1,701)	947
Non-service pension and post retirement benefit income	(4,062)	(100)	(8,125)	(199)
Other (income) expense, net	(108)	(463)	110	(552)
Depreciation and amortization	10,305	6,243	19,814	12,365
Other Adjustments:
Restructuring and severance costs	4,484	206	6,279	472
Cost associated with corporate development activities	679	—	2,466	—
Bal Seal acquisition costs	(36)	—	8,447	—
Cost of acquired Bal Seal retention plans	5,704	—	11,407	—
Inventory step-up associated with Bal Seal acquisition	1,178	—	2,355	—
Costs from transition services agreement	4,373	—	8,513	—
Income from transition services agreement	(3,050)	—	(6,024)	—
Reversal of employee tax-related matters in foreign operations	—	—	(1,211)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
Gain on sale of U.K. Tooling business	—	—	(493)	—
Adjustments	$24,017	$10,635	$50,628	$23,570

Adjusted EBITDA from continuing operations	$23,917	$17,024	$50,121	$35,781
Adjusted EBITDA margin	13.4%	9.7%	13.0%	10.5%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 10, 2020.

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$4,484	$206	$6,279	$472
Costs associated with corporate development activities	679	—	2,466	—
Bal Seal acquisition costs	(36)	—	8,447	—
Cost of acquired Bal Seal retention plans	5,704	—	11,407	—
Inventory step-up associated with Bal Seal acquisition	1,178	—	2,355	—
Costs from transition services agreement	4,373	—	8,513	—
Income from transition services agreement	(3,050)	—	(6,024)	—
Reversal of employee tax-related matters in foreign operations	—	—	(1,211)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
Gain on sale of U.K. Tooling business	—	—	(493)	—
Benefit from change in state tax laws	—	(2,137)	—	(2,137)
Adjustments, pre tax	$13,332	$(1,931)	$31,475	$(1,665)

Tax Effect of Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$1,143	$(17)	$1,601	$34
Costs associated with corporate development activities	173	—	629	—
Bal Seal acquisition costs	(9)	—	2,154	—
Cost of acquired Bal Seal retention plans	1,455	—	2,909	—
Inventory step-up associated with Bal Seal acquisition	300	—	601	—
Costs from transition services agreement	1,115	—	2,171	—
Income from transition services agreement	(778)	—	(1,536)	—
Employee tax-related matters in foreign operations	—	—	(309)	—
Reversal of environmental accrual at GRW	—	—	(67)	—
Gain on sale of U.K. Tooling business	—	—	(126)	—
Benefit from change in state tax laws	—	—	—	—
Tax effect of Adjustments	$3,399	$(17)	$8,027	$34

Adjustments to Earnings from Continuing Operations, net of tax
GAAP (Loss) earnings from continuing operations, as reported	$(100)	$6,389	$(507)	$12,211
Restructuring and severance costs	3,341	223	4,678	438
Costs associated with corporate development activities	506	—	1,837	—
Bal Seal acquisition costs	(27)	—	6,293	—
Cost of acquired Bal Seal retention plans	4,249	—	8,498	—
Inventory step-up associated with Bal Seal acquisition	878	—	1,754	—
Costs from transition services agreement	3,258	—	6,342	—
Income from transition services agreement	(2,272)	—	(4,488)	—
Employee tax-related matters in foreign operations	—	—	(902)	—
Reversal of environmental accrual at GRW	—	—	(197)	—

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Gain on sale of U.K. Tooling business	—	—	(367)	—
Benefit from change in state tax laws	—	(2,137)	—	(2,137)
Adjusted Earnings from continuing operations	$9,833	$4,475	$22,941	$10,512

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted (loss) earnings per share from continuing operations	$0.00	$0.23	$(0.02)	$0.43
Restructuring and severance costs at Aerospace	0.12	0.01	0.17	0.02
Costs associated with corporate development activities	0.02	—	0.07	—
Bal Seal acquisition costs	—	—	0.23	—
Cost of accrued Bal Seal retention plans	0.15	—	0.30	—
Inventory step-up associated with Bal Seal acquisition	0.03	—	0.06	—
Costs from transition services agreement	0.12	—	0.23	—
Income from transition services agreement	(0.08)	—	(0.16)	—
Employee tax-related matters in foreign operations	—	—	(0.03)	—
Reversal of environmental accrual at GRW	—	—	(0.01)	—
Gain on sale of U.K. Tooling business	—	—	(0.01)	—
Benefit from change in state tax laws	—	(0.08)	—	(0.08)
Adjustments to diluted earnings per share from continuing operations	$0.36	$(0.07)	$0.85	$(0.06)
Adjusted Diluted Earnings per Share from continuing operations	$0.36	$0.16	$0.83	$0.37
Diluted weighted average shares outstanding	27,659	28,123	27,734	28,097
Free Cash Flow from continuing operations - Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow from continuing operations provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands) (unaudited)
	For the Six Months Ended	For the Three Months Ended	For the Three Months Ended
	July 3, 2020	April 3, 2020	July 3, 2020
Net cash used by operating activities from continuing operations	$(79,400)	$(55,442)	$(23,958)
Expenditures for property, plant & equipment	(9,592)	(5,559)	(4,033)
Free Cash Flow from continuing operations	$(88,992)	$(61,001)	$(27,991)

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 7. Debt to Capitalization Ratio (in thousands) (unaudited)
	July 3, 2020	December 31, 2019
Long-term debt, excluding current portion	$384,609	$181,622
Debt	384,609	181,622
Total shareholders' equity	803,396	823,202
Capitalization	$1,188,005	$1,004,824
Debt to Capitalization Ratio	32.4%	18.1%
Please note that the Company held $235.6 million of "Cash and Cash Equivalents" on its Condensed Consolidated Balance Sheet as of July 3, 2020. Netting this cash on hand against our debt would reduce the Debt to Capitalization Ratio to 15.6% as of July 3, 2020.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the sale of our former Distribution business; (ii) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and disruption of management time from ongoing business operations relating thereto; (iii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iv) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (v) the global economic impact of the COVID-19 pandemic; (vi) changes in geopolitical conditions in countries where the Company does or intends to do business; (vii) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (viii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (ix) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (x) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (xi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xiii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiv) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xvi) the accuracy of current cost estimates associated with environmental remediation activities; (xvii) the profitable integration of acquired businesses into the Company's operations; (xviii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xix) changes in supplier sales or vendor incentive policies; (xx) the ability of our suppliers to satisfy their performance obligations; (xxi) the effects of price increases or decreases; (xxii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxiii) future levels of indebtedness and capital expenditures; (xxiv) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxv) the effects of currency exchange rates and foreign competition on future operations; (xxvi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvii) the effects, if any, of the United Kingdom's exit from the European Union; (xxviii) future repurchases and/or issuances of common stock; (xxix) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxx) the ability to recruit and retain skilled employees; and (xxxi) other risks and uncertainties set forth herein and in our 2019 Form 10-K and our Second Quarter Form 10-Q filed August 10, 2020.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations and Business Development
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Net sales	$177,890	$174,712	$385,212	$341,146
Cost of sales	121,222	122,123	260,842	234,036
Gross profit	56,668	52,589	124,370	107,110
Selling, general and administrative expenses	44,880	41,808	105,869	83,759
Costs from transition services agreement	4,373	—	8,513	—
Cost of acquired retention plans	5,704	—	11,407	—
Restructuring costs	4,484	206	6,279	472
Gain on sale of business	—	—	(493)	—
Net gain on sale of assets	(3)	—	(13)	(65)
Operating (loss) income	(2,770)	10,575	(7,192)	22,944
Interest expense, net	5,808	5,236	9,055	10,537
Non-service pension and post retirement benefit income	(4,062)	(100)	(8,125)	(199)
Income from transition services agreement	(3,050)	—	(6,024)	—
Other (income) expense, net	(108)	(463)	110	(552)
(Loss) earnings from continuing operations before income taxes	(1,358)	5,902	(2,208)	13,158
Income tax (benefit) expense	(1,258)	(487)	(1,701)	947
(Loss) earnings from continuing operations	(100)	6,389	(507)	12,211
Earnings from discontinued operations before gain on disposal, net of tax	—	7,077	—	15,380
Gain on disposal of discontinued operations, net of tax	—	—	692	—
Total earnings from discontinued operations	—	7,077	692	15,380
Net earnings	$(100)	$13,466	$185	$27,591

Earnings per share:
Basic (loss) earnings per share from continuing operations	$—	$0.23	$(0.02)	$0.44
Basic earnings per share from discontinued operations	—	0.25	0.03	0.55
Basic earnings per share	$—	$0.48	$0.01	$0.99
Diluted (loss) earnings per share from continuing operations	$—	$0.23	$(0.02)	$0.43
Diluted earnings per share from discontinued operations	—	0.25	0.03	0.55
Diluted earnings per share	$—	$0.48	$0.01	$0.98
Average shares outstanding:
Basic	27,659	27,961	27,734	27,935
Diluted	27,659	28,123	27,734	28,097

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	July 3, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$235,608	$471,540
Restricted cash	25,130	—
Accounts receivable, net	176,565	156,492
Contract assets	131,061	121,614
Contract costs, current portion	7,132	6,052
Inventories	207,340	156,353
Income tax refunds receivable	11,418	8,069
Other current assets	14,687	16,368
Total current assets	808,941	936,488
Property, plant and equipment, net of accumulated depreciation of $223,553 and $210,549, respectively	218,202	140,450
Operating right-of-use assets, net	13,732	15,159
Goodwill	304,768	195,314
Other intangible assets, net	141,630	53,439
Deferred income taxes	30,176	35,240
Contract costs, noncurrent portion	5,861	6,099
Other assets	36,774	36,754
Total assets	$1,560,084	$1,418,943
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$58,267	$70,884
Accrued salaries and wages	49,727	43,220
Contract liabilities, current portion	43,739	42,942
Operating lease liabilities, current portion	4,535	4,306
Income taxes payable	2,302	4,722
Other current liabilities	39,573	37,918
Total current liabilities	198,143	203,992
Long-term debt, excluding current portion, net of debt issuance costs	384,609	181,622
Deferred income taxes	6,723	6,994
Underfunded pension	78,782	97,246
Contract liabilities, noncurrent portion	26,056	37,855
Operating lease liabilities, noncurrent portion	9,940	11,617
Other long-term liabilities	52,435	56,415
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,214,005 and 30,058,455 shares issued, respectively	30,214	30,058
Additional paid-in capital	235,195	228,153
Retained earnings	809,769	820,666
Accumulated other comprehensive income (loss)	(151,210)	(150,893)
Less 2,554,617 and 2,219,332 shares of common stock, respectively, held in treasury, at cost	(120,572)	(104,782)
Total shareholders’ equity	803,396	823,202
Total liabilities and shareholders’ equity	$1,560,084	$1,418,943

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Six Months Ended
	July 3, 2020	June 28, 2019
Cash flows from operating activities:
Net earnings	$185	$27,591
Less: Total earnings from discontinued operations	692	15,380
(Loss) earnings from continuing operations	$(507)	$12,211
Adjustments to reconcile net earnings from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	19,814	12,365
Amortization of debt issuance costs	907	906
Accretion of convertible notes discount	1,412	1,347
Provision for doubtful accounts	314	204
Gain on sale of business	(493)	—
Net gain on sale of assets	(13)	(65)
Net loss on derivative instruments	404	3
Stock compensation expense	3,590	3,557
Deferred income taxes	4,124	(3,252)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(11,368)	48,270
Contract assets	(9,158)	(19,572)
Contract costs	(842)	2,355
Inventories	(38,029)	(31,662)
Income tax refunds receivable	(3,382)	(3,656)
Operating right of use assets	1,974	2,140
Other assets	135	(892)
Accounts payable - trade	(13,872)	(2,673)
Contract liabilities	(11,002)	(4,640)
Operating lease liabilities	(1,916)	(2,115)
Other current liabilities	528	(4,606)
Income taxes payable	(2,658)	(147)
Pension liabilities	(15,775)	2,087
Other long-term liabilities	(3,587)	(1,303)
Net cash (used in) provided by operating activities of continuing operations	(79,400)	10,862
Net cash used in operating activities of discontinued operations	—	(9,134)
Net cash (used in) provided by operating activities	(79,400)	1,728
Cash flows from investing activities:
Proceeds from sale of assets	71	71
Proceeds from sale of discontinued operations	5,223	—
Proceeds from sale of business	493	—
Expenditures for property, plant & equipment	(9,592)	(11,375)
Acquisition of businesses, net of cash acquired	(304,661)	—
Other, net	(437)	(1,618)
Net cash used in investing activities of continuing operations	(308,903)	(12,922)
Net cash used in investing activities of discontinued operations	—	(3,662)
Net cash used in investing activities	(308,903)	(16,584)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	201,100	16,700
Debt repayment	—	(4,375)
Net change in bank overdraft	131	724
Proceeds from exercise of employee stock awards	1,986	3,546
Purchase of treasury shares	(14,168)	(3,063)

Dividends paid	(11,144)	(11,160)
Other, net	(718)	(663)
Net cash provided by (used in) financing activities of continuing operations	177,187	1,709
Net cash provided by financing activities of discontinued operations	—	4,458
Net cash provided by (used in) financing activities	177,187	6,167
Net decrease in cash and cash equivalents	(211,116)	(8,689)
Cash and cash equivalents of discontinued operations	—	(1,957)
Effect of exchange rate changes on cash and cash equivalents	314	(49)
Cash and cash equivalents and restricted cash at beginning of period	471,540	27,711
Cash and cash equivalents and restricted cash at end of period	$260,738	$17,016